
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirey by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      52,650,499
<SECURITIES>                                         0
<RECEIVABLES>                                1,932,569<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              58,286,569<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                58,286,569<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             6,746,127<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,444,420
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,301,707
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,301,707
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,301,707
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,735,514 and interest receivable of $197,055.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,686,971 and net option premiums of $16,530.
<F3>Liabilities include redemptions payable of $1,030,316, accrued brokerage commissions of $391,144, and accrued management fees of $189,646.
<F4>Total revenue includes realized trading revenue of $2,149,992, net change in unrealized of $3,546,616 and interest income of $1,049,519.

